EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The M.A. Hanna Company Long-Term Incentive Plan of our report dated February 19, 2007 with respect to the financial statements of the SunBelt Chlor Alkali Partnership included in the Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
February 26, 2007